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                                                                     Exhibit 5.1
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                 [Letterhead of Wachtell, Lipton, Rosen & Katz]


                                October 17, 2003


Payless ShoeSource, Inc.
3231 SE Sixth Avenue
Topeka, Kansas, USA, 66607

RE:     Exchange Offer for up to $200,000,000
        8.25% Senior Subordinated Notes Due 2013
        Registration Statement on Form S-4 (No. 333-109388)

Ladies and Gentlemen:

        We have acted as special counsel to Payless ShoeSource, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above referenced Registration Statement on Form S-4 (as it may be amended or supplemented, the "Registration Statement"), relating to an offer to exchange in a transaction registered under the Securities Act of 1933, as amended (the "Exchange Offer") an aggregate principal amount of up to $200,000,000 8.25% Senior Subordinated Notes Due 2013 (collectively, the "Exchange Notes") for an equal principal amount of its outstanding $200,000,000 8.25% Senior Subordinated Notes Due 2013 (the "Old Notes"). The Exchange Notes will be guaranteed on a senior subordinated basis (the "Guarantors") by each of the Company's domestic subsidiaries (collectively, the "Guarantors").

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      The Exchange Notes will be issued under an Indenture dated as of July 28,
2003 (the "Indenture"), among the Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

      In rendering this opinion, we have examined such corporate records and other documents, including without limitation the Indenture, the Registration Statement, the form of the Old Notes and the form of the Exchange Notes, and we have reviewed such matters of law, in each case as we have deemed necessary or appropriate in connection with giving the opinions set forth herein. In rendering the opinions set forth herein, we have, with your consent, relied upon representations of officers of the Company and the Guarantors and certificates of public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering the opinions set forth herein we have, with your consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

      Members of our firm are admitted to the Bar in the State of New York, and the opinions expressed in this letter are limited to the effects of the federal laws of the United States of America normally applicable, in our experience to transactions of the type contemplated by the Exchange Offer, the internal laws of the State of New York (excluding any political subdivision), and the General Corporation Law of the State of Delaware, and are based upon such law (as such law is presently interpreted by regulations or published judicial opinions) and the state of facts that exist as of the date of this letter.

        Based on and subject to the foregoing, and assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, we are of the opinion that (i) the Exchange Notes have been duly authorized and, when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Notes are executed, authenticated and delivered in accordance with the Indenture, the Exchange Notes will be legally and validly issued and binding obligations of the Company and will entitle the holders thereof to the benefits of the Indenture, enforceable against the Company in accordance with their terms and (ii) the Guarantees have been duly authorized and, when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, the Guarantees will be legally and validly issued and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, from time to time in effect, general equitable principles (whether considered in a proceeding in equity or at law, and including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and, except with respect to the rights of indemnification and contribution thereunder, which enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws.

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        We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the Exchange Notes and the Guarantees and to the filing of a copy of this opinion as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                      Very truly yours,

                                              /s/ Wachtell, Lipton, Rosen & Katz
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                                                  Wachtell, Lipton, Rosen & Katz